EXHIBIT 10.39
                       AMENDMENT NO 2.
                             TO
         THE POWER PURCHASE AND OPERATING AGREEMENT
                           BETWEEN
                    PANDA-ROSEMARY. L.P.
                             AND
             VIRGINIA ELECTRIC AND POWER COMPANY


This  Amendment No. 2 (hereinafter the "Amendment")

effective as  of  July  30,  1993,  is by and between  PANDA-

ROSEMARY,  L.P., ("Operator") a Delaware limited

partnership, and VIRGINIA  ELECTRIC AND  POWER  COMPANY

("North Carolina Power" or the  "Company"),  a Virginia

public service corporation.

                          RECITALS

     WHEREAS,  Operator and North Carolina Power are parties

to  a Power  Purchase  and Operating Agreement dated

January 24,  1989, originally entered into between Panda

Energy Corporation and  North Carolina Power and subsequently assigned to Panda-Rosemary Corporation May 15, 1989 and

amended with Amendment No.  1  effective  October 1, 1989

(such Agreement as  amended  by Amendment No.1. is hereafter referred to as the "Agreement"); and

     WHEREAS,  the  Agreement was assigned as  of  January

6, 1992 to Operator; and

     WHEREAS,  the  Agreement  contains  a  provision  that

allows Operator  and  North  Carolina Power to redetermine

the Base  Gas Index,  the Composite Gas Index, and/or the

fuel component  of  the Base Fuel Compensation Price; and

     WHEREAS,  Operator and North Carolina Power have

redetermined the  Energy Purchase Price and now wish to

amend certain provisions of the Agreement;

     NOW,  THEREFORE, in consideration of the mutual

promises and obligations  stated herein, Operator and North

Carolina Power  do hereby agree to amend the Agreement as

follows:

     (1) In Section 1.10, first sentence, lines 6 and 7,

delete the words "thirty-five (35) percent of the Dependable

Capacity or fifty (50)  percent to Seventy-five (75)" and

insert the words  "nineteen (19) percent of the Dependable

Capacity, twentyfour (24) percent to fifty-four (54) percent of the Dependable Capacity, or sixty-five (65) percent to

eighty (80)"

     (2)  Section 10.2, is hereby deleted in its entirety

and replaced with the following:


     "Unless the provisions of Sections 10.4 or 10.6 are in

effect, during the Months of April, May, June, July, August,

September, and October,  the Fuel Compensation Price shall

be equal to the  Summer Gas  Compensation  Price ("SGCP").

During the months  of  November, December, and March, the

Fuel Compensation Price shall be equal  to the  Winter Gas

Compensation Price ("WGCP"). During the  months  of January

and February, the Fuel Compensation Price shall be equal to

the Winter Oil Price ("WOP"). In each case, the Heat Rate

shall  be 8900  Btu/kWh  ("Contract Heat Rate"). The  Energy

Purchase Price shall be calculated using the formula:

Energy Purchase Price
                              8,900 Btu/kWh
 = [(Fuel Compensation Price)( ------------)] + O&M
                                1,000,000
Price specified in Section 10.14 where,

Fuel  Compensation Price is in cents/mmBtu, and Variable O&M
Price specified in Section 10.14 is in cents/kWh."

  (3)  Section  10.3,  is hereby deleted  in  its  entirety

and replaced with the following:

      "(a) During  the Months when the Fuel Compensation Price

      shall be set  equal to the SGCP, the SGCP shall be

      calculated using the formula (See Exhibit B, Example

     1):

                 1      1
    SGCP = [(((1-SR1)(1-SR2))+0.03)(SSG)] + SGT

    where,

    SR1  =  the  latest published Transco tariff  retainage

value issued  prior  to and effective on the first day of

the applicable Month for Transco Zone 3-5 Interruptible

Transportation;

   SR2  =  the North Carolina Natural Gas (NCNG) tariff

retainage fixed at 2%;

   SSG  =  Summer  Spot  Gas  for the  applicable  Month

is the arithmetic  average of prices determined as of the

first of  that Month for (i) the Transco Zone 3 Index Price

for Spot Gas delivered to  pipelines  as  published in the

first issue of  either  Inside FERC's  Gas  Market Report,

or Inside FERC's Gas  Market  Report  Special Report,

whichever is published first, as appropriate;  (ii) the

contract index price for spot gas delivered to pipelines

under the  heading  "Columbia - Rayne"  as  published  in

Natural  Gas Intelligence Gas Price Index; and (iii) the bid

week price for  the Month in question, for Transcontinental

Gas Pipe Line Corp., Zone 3 as  published in  Natural Gas

Week in the  table  Spot  Prices  on Interstate Pipeline

Systems; and

     SGT  =  Summer Gas Transportation for the applicable

Month is the  sum  of  (i)  the  latest published  Transco

tariff charges, including  applicable surcharges, issued

prior to and effective  on the  first  of  the  Month,  for

Transco  Zone 3-5  Interruptible Transportation;  (ii)

$0.25, adjusted monthly beginning  August  1, 1993  by  the

percentage change between the index values  for  the Months

four and five Months prior to the applicable Month, of  the

Consumer Price Index for All Urban Consumers, U. S. City

Average, as first published in Table 1 of the CPI Detailed

Report, in the row titled, "All Items", under the  column

heading  "Unadjusted  percent change to  (date)  from";  and

(iii) $0.04.  All  references  to Transco "published

tariffs"  in  this Section  10.3  shall refer  to amounts

reported  on  the  Transco electronic bulletin board,

"TRANSIT"; provided  however,  that  if there is any dispute as to the accuracy of such amounts, the  term "published

tariffs" shall mean those tariff(s) filed by Transco at the

FERC.

(b) During  the Months where the Fuel Compensation Price

     shall be set equal to the Winter Gas Compensation

     Price, the WGCP shall be calculated using the formula

     (See Exhibit B, Example 2):

              1      1     1
WGCP = [(((1-WR1)(1-WR2)(1-WR3))+0.03)(WSG)] + WGT

where,

   WR1  =  the  latest published Transco tariff  retainage

value issued  prior  to and effective on the first day of

the applicable Month  for  Transco  Zone 6-5 (from Leidy,

PA.  to Pleasant  Hill, N.C.), Interruptible Transportation;

     WR2  =  the latest published CNG tariff retainage value

issued prior to and effective on the first day of the

applicable Month for CNG Interruptible Transportation;

WR3 = the North Carolina Natural Gas tariff retainage fixed

at 2%;

     WSG  =  Winter  Spot  Gas  for the  applicable  Month

is the arithmetic  average of prices determined as of the

first of  that Month for (i) the CNG Appalachia Index Price

for Spot Gas delivered to pipelines as published in the

first monthly issue Inside FERC's Gas Market Report, or

Inside FERC's Gas  Market Report - Special Report, as

appropriate; and  (ii)  the contract index price for spot

gas delivered to pipelines under the heading "Appalachia -

CNG" as published in Natural Gas Intelligence Gas Price

Index; and

     WGT  =  Winter Gas Transportation for the applicable

Month is the  sum  of  (i)  the  latest published  Transco

tariff charges, including applicable surcharges, issued

prior to and effective,  on the  first of the Month, for

Transco Zone 6-5 (from Leidy,  PA.  to Pleasant  Hill, N.C.)

Interruptible Transportation; plus  (ii)  the latest

published   CNG tariff  charges,  including   applicable

surcharges, issued prior to and effective, on the first day

of  the Month  for CNG  Interruptible Transportation;  plus

(iii)  $0.25, adjusted monthly beginning August 1, 1993 by

the percentage change between the index values for the Months four and five Months  prior to  the applicable Month, of the Consumer

Price Index for All Urban Consumers, U. S. City Average as

first published in Table 1 of  the CPI  Detailed  Report,

in the row titled "All  Items",  under  the column heading

"Unadjusted percent change to (date) from"; and (iv) $0.04.



     In  addition to the WGCP, Operator will be paid a

startup fee for  each "Start-up" during the Months of

November, December,  and March,  except  as  set  forth

below.  For  the purpose  of  this Agreement, Start-up shall mean each time the Facility produces  Net Electrical  Output following zero Net Electrical  Output,  or  each time the

Facility is Dispatched to continue delivery of Net

Electrical  Output  after Company delivers  gas pursuant to

Section 10.4. The  start-up  fee (SF) shall be determined

using the following formula (See  Exhibit B, Example 3);

SF = $38,286.00(WOP - WGCP)

where,

     WOP  =  Winter Oil Price, using the same formula

specified in Section  10.3(c)  below, but for the Months of

November, December, and March; and

          WGCP  =  Winter Gas Compensation Price, as

     determined in this Section 10.3(b). Payment  of  the

     start-up fee will accrue upon each  Start-up, and will

     be  made  with the regular monthly billing.  Payment of

     the start-up  fee  shall be contingent upon Operator's

     compliance  with North  Carolina  Power's  Dispatch and

     the Design  Limits  of  the Facility. If  the  Facility

     operates in  accordance  with  North Carolina Power's

     Dispatch for the lesser of North Carolina  Power's

     Dispatch or twenty-four (24) hours and then experiences

     an off-line Forced  Outage, Operator will receive

     payment of a  start-up  fee. Operator will not receive

     the start-up fee for (i) any periods  of time Operator

     requests  North  Carolina  Power  to  receive Net

     Electrical  Output and North Carolina Power agrees to

     accept such Net  Electrical  Output when North Carolina

     Power  would not  have otherwise Dispatched the

     Facility to deliver such Net  Electrical Output;  (ii)

     the  first test, or Operator requested  tests,  for

     Dependable Capacity during any Winter Period; and (iii)

     Start-up following a Forced Outage that resulted from

     the Facility  delivering  to North Carolina Power zero

     Net  Electrical Output  during  a  period of time the

     Facility  was  Dispatched  to deliver Net Electrical

     Output to North Carolina Power where  (x)  a start-up

     fee has already accrued for such Dispatch period  or

     (y) the  Start-up  for such Dispatch period occurred in

     a  Month  other than November,  December, or March. The

     total  Fuel  Compensation Price,  plus the start-up

     fee, for Net Electrical Output delivered during  the

     Dispatch period shall not exceed the WOP as determined

     for the Months of November, December, and March.

 (c) During  the Months where the Fuel Compensation Price

     shall be set equal to the Winter Oil Price, the WOP

     shall be calculated using the formula:

          WOP = ($4.45/mmBtu)(OI)

where,

     OI  =  Oil  Index  which will be based on prices

reported in Platt's  Oilgram Price Report in the U.S. Tank

Car/Truck Transport table  for  No. 2 fuel oil. The index

will be the sum of  the  most recently reported average of

low and high prices on No. 2 fuel  oil delivered to

Greensboro and Norfolk, determined as set forth below,

divided by 114.49 cents/gallon (which is the sum of the

average  of the  low and high prices for No. 2 fuel oil for

the same locations as  published in each Wednesday's Platt's

Oilgram during the  month of  December 1992). In calculating the numerator for the Oil  Index for  the current  month,

the average price  for  No.  2  fuel  oil delivered to each

location, will be determined using the values published  in

each Wednesday's Platt's Oilgram for  the preceding Month,

i.e. that is January's price would be determined by  prices

reported in December."

     (4)  Section  10.4,  is hereby deleted  in  its

entirety and replaced with the following:

"(a) Subject  to the provisions of Sections 10.2, 10.3.  and

10.6, North Carolina may, at its election and in compliance

with the restrictions and provisions set forth below, supply gas to the Facility during periods when North Carolina Power is able  to obtain sufficient quantities of gas to allow

Operator to  meet North  Carolina  Power's Dispatch in a

manner consistent  with the  Facility's  Design  Limits.

North Carolina  Power  shall contact  Operator each Friday

morning and advise  Operator  of North  Carolina Power's

plans to supply the Facility with  gas for  the  following

week, including any  actual  arrangements committed to  as

well  as additional  arrangements being considered. Operator shall use its best efforts to accept  and consume  North

Carolina Power's gas, except Operator shall  be under  no

duty to accept deliveries of natural  gas  for  the

production  of  Net Electrical Output  if  the  Facility

was projected  by  North Carolina Power on Friday of the

previous week to be Dispatched on-line at the Energy

Purchase Price  or the  price  Operator has nominated

pursuant to  Section 10.6; provided, however, Operator shall be obligated to produce  Net Electrical  Output in

accordance with  Dispatch  from  North Carolina Power

delivered natural gas if one of the following conditions

exist:



          (x) the Company has an identifiable off system

power  sale opportunity and the Company  has,  within  a

reasonable time after having identified such off-system

power  sale opportunity,  provided  notice thereof  to

Operator,  or  (y) the Company  has  gas  available as a

result of a forced outage  at  a Company  natural gas

turbine facility and the Company has provided, within  a

reasonable time after such forced outage, notice  thereof to

Operator,  or  (z) the Company has scheduled  an  outage  of a Company  natural  gas turbine facility and the  Company

has  given Operator at least 30 days notice prior to

delivery of natural gas. (b) Notwithstanding  anything in

this Agreement  to  the  contrary, Operator  shall  not be

required to accept deliveries  of  gas from  North  Carolina

Power  if (i)  the  consumption  and/or acceptance  of  such gas would cause Operator  to  breach  or violate  any

statute, regulation or permit applicable  to  the Facility,

or  (ii) Dispatch of the Facility would  transgress any

other  provision of this Agreement. If it is  found  that

acceptance and/or consumption of such gas will be in

conflict with any  of Operator's contracts, Operator shall

immediately advise  North Carolina Power of such conflict.

In  such  event the  parties will endeavor to resolve such

conflict;  however, Operator shall not be required to accept deliveries of natural gas  until  the conflict is resolved.

As of the  execution  of this Amendment, Operator is unaware of any such conflict with any of its contracts.

          (c) North Carolina Power shall pay Operator, for

the Net Electrical Output generated each day with gas

supplied by North Carolina  Power,  an amount equal to the

Converted Energy Purchase Price,  as  adjusted  by sub-

section 10.4(k)  hereof, in  lieu  of payment  of  the

Energy Purchase Price pursuant to  Sections  10.1 through

10.3.  For purposes of this section, the Converted  Energy

Purchase Price shall be calculated as follows:

CEPP  =  NEO  [O&M  +  (Heat Rate * (MGT Fee +  PO  Fee))]

+ [(DN Fee)(#Days gas supplied)]

where,

"CEPP" = Converted Energy Purchase Price

"NEO"  =  Net  Electrical Output, expressed in kWh and

defined in Section 1.28

"O&M"  =  0&M Price specified in section 10.14

 "Heat Rate" = .0089 MMBtu/kWh

"MGT Fee" = The management fee of 4 cents/MMBtu

"PO Fee" = The pipeline operating fee of 12 cents/MMBtu,

adjusted monthly  beginning August 1, 1993 by the percentage change  between the  index values for the Months four and

five Months prior to  the applicable  Month,  of  the

Consumer Price  Index  for  All  Urban Consumers, U. S. City

Average as first published in Table 1 of  the CPI  Detailed

Report,  in the row titled "All  Items",  under  the column

heading "Unadjusted percent change to (date) from"

"DN Fee" = The daily nomination cost of $450 each day

          (d) On each day which North Carolina Power elects

to Dispatch the Facility on-line pursuant to this Section

10.4,  (i) Operator will operate the Facility in accordance

with the terms of this Agreement, and (ii) North Carolina

Power will be obligated  to deliver  to  Operator  such

quantities  of natural  gas  as  are sufficient  to  allow

Operator to meet Dispatch  during  such  day, based  on  the

Contract Heat Rate of 8900 Btu/kWh. The  amount  of natural

gas presumed to have been consumed by the Facility  during

such day will be based on the following:

FC = NEO * Heat Rate

where,

"FC"  =  Fuel  Consumed, the amount of natural gas presumed

to be consumed  by  the Facility during Dispatch under this

section,  in MMBtu's.

"Heat Rate" = .0089 MMBtu/kWh

The actual adjusted amount of natural gas delivered to the

Facility at  its  Pleasant  Hill measuring station shall  be based  on  the followinq:

FA = FS * (.98) where,

"FA"  =  Fuel  Accepted, the amount of natural gas actually

placed into the Facility's pipeline adjusted by NCNG's 2%

retainage tariff in MMBtu's.

"FS"  =  Fuel  Supplied, the amount of natural  gas

specified, in MMBtu's,   in  the  monthly  measurement

statements produced by Transcontinental Gas Pipeline Company and/or Columbia Gas Transmission Corporation and allocated

as delivered by North Carolina Power.

     Any  positive difference between the Fuel Accepted

("FA") less the Fuel Consumed ("FC") ("Over Delivery") shall be reconciled on a monthly basis as provided below in sub-

section 10.4(k)1.

  Any  negative difference between the Fuel Accepted ("FA")

less the Fuel Consumed ("FC") ("Under Delivery") shall be

reconciled  on a monthly basis as provided below in sub-

section 10.4(k)2.

(e) To  the  extent  that  the  quantity of  natural  gas

    actually consumed at the Facility to generate the Net

    Electrical Output produced by the Facility differs from

    the quantity of  natural gas  presumed to have been

    consumed at the Facility ("FC",  as defined   above),

    Operator  shall  be  responsible  for   any shortfall,

    or shall be entitled to retain  any  surplus,  of

    natural gas.

(f) North  Carolina Power may not exercise its election  to

    supply gas to the Facility unless the Facility will be

    Dispatched  to run for a minimum of 8 consecutive

    hours.

(g) Except as provided for in Section 10.4(f) above, North

    Carolina Power's Dispatch rights will not be affected

    by gas deliveries made by North Carolina Power.

(h) North  Carolina  Power's natural gas shall  be

    delivered, and title to such natural gas will pass to Operator, at

    Operator's Pleasant  Hill  measurement  station.  North

    Carolina Power warrants title to all gas delivered to

    Operator and is responsible for obtaining all necessary

    regulatory authorizations.

(i) North  Carolina  Power's  natural  gas  will  be

    delivered to Operator's  Pleasant Hill measurement

    station at  no cost  to Operator.

(j) North  Carolina Power will indemnify and hold Operator

    harmless from  over and under deliveries of gas attributable to North Carolina Power's movement of gas to the Facility on interstate pipelines and such over and under deliveries will be settled by North Carolina Power in a manner consistent

    with the imbalance settlement provisions of the appropriate pipeline(s).

(k) Over and Under deliveries of natural gas to

    Operator (e.g., imbalances) attributable to North Carolina

    Power's movement of gas to the Facility will be settled

    monthly as follows:

     1. Over Delivery of natural gas by North Carolina Power

     to Operator will  be credited to the Company on the

     monthly billing at a rate equal to the average of

     Transco's average cash-in/cash-out tied to Zone 3 IT

     (See Exhibit B),  including associated  transport

     costs and retainage factor,  for  such month the Over

     Delivery occurs (See Exhibit B, Example 4).

    2 .  Under  Delivery  of  natural  gas by  North  Carolina

    Power to Operator  will be credited to Operator on the

    monthly billing at a  rate equal to the average of Transco's average cash-in/cash-out tied to Zone 3 IT (See Exhibit B),

    including associated transport costs and retainage factor,

    for such month the Under Delivery occurs (See  Exhibit  B,

    Example 5).

(l) If  the  Facility has to shut down due to a loss of gas supply from  North  Carolina Power, it shall not be construed as a

    Forced Outage.

(m) If  the  Facility  is Dispatched to continue  delivery

    of Net Electrical Output after North Carolina Power's

    delivery of gas is  completed, the Energy Purchase

    Price in effect at the time shall  then  apply  for

    such additional  generation.  If  this situation

    occurs  in the Months of November,  December,  and

    March, Operator shall receive the start-up fee as set

    forth in Section 10.3(b).

(n) Notwithstanding any other provision of this Agreement

    including Section  15.1,  North Carolina Power agrees to pay any taxes applicable to the Company's supply of or transfer of title to natural gas under this provision. If the new

    taxes are levied on the sale of energy or the

    combustion/consumption of natural gas,  then  the Company

    shall i) pay such taxes applicable  to the  sale  of energy or the combustion/consumption of  natural gas  whenever  it elects to exercise its  rights  under  this Section 10.4, or

    (ii) forfeit its rights under  this  Section 10.4 to supply gas to the Facility."

(5)  Section  10.5,  is hereby deleted  in  its

entirety and replaced with the following:

    "If any Government index used to determine the Energy

Purchase Price is discontinued, an index specified by an

appropriate U.S. Government agency, if available, shall be

substituted for such discontinued Government index, and if

no  such replacement  government index is made available, a

new index  shall be  determined  by  agreement of the

Parties. In addition,  if  any publication,  or index within a publication, used to determine  the Energy  Purchase Price is discontinued, a new publication or  index shall  be

determined by agreement of the Parties. If  any  of  the

indices  or  publications specified herein are determined

by  both Parties  to no longer represent market conditions,

or if the  basis of  calculation of  those  published

indices  or  publications  is substantially modified, the

indices or publications may be replaced by  agreement of the

Parties, except, however, that changes in  the base  year(s)

reporting basis, minor changes in weighting and minor

changes  in  benchmarks  shall  not  be construed  as

substantial modifications of the indices or publications and the affected values shall be reestablished in accordance

with the instructions of the appropriate Government agency

or publication."

(6)  Section  10.6, is hereby deleted in its entirety

and replaced with the following:

     "Operator  may set an Energy Purchase Price that  it

believes will  increase  the  on-line Dispatch of the

Facility,  under  the following terms:

 (a) Operator  must notify North Carolina Power in writing

     prior to the close of business at noon on Wednesday of

     any week that  a new  Energy  Purchase Price is

     offered, and  such new  Energy Purchase  Price  will

     be  effective beginning 11:59  PM  the following

     Friday.

(b) The  new  Energy  Purchase Price shall remain in  effect until Operator  provides notice of a new Energy Purchase

    Price,  but not  less  than seven days. (c) The new Energy

    Purchase  Price shall not exceed the Energy Purchase Price in effect pursuant to Section 10.1 through Section 10.3."

(7)  Section  10.7,  is hereby deleted  in  its entirety and replaced with the following:

     "Opportunities  to  redetermine the  Fuel  Compensation

Price shall  begin  on  the third July 1 after the

Commercial Operations Date, and every third July 1,

thereafter. Such date shall hereafter be  the

"Redetermination Date." Either Party must  submit  written

notice  to the other Party requesting such redetermination

no  less than  four  (4) Calendar Months prior to the

Redetermination  Date. Such  written notice shall include

any proposed change(s)  and  the basis  for such change(s).

The Parties shall within 30 Days of  the submittal of such

notice enter into good faith negotiations for the purpose

of  revising the Fuel Compensation Price to  reflect more

accurately  the  prices then prevailing in the market  for

prudent purchases  of natural gas. If such redetermination

is not  complete within thirty (30) Days after the

Redetermination Date, such matter may  be  submitted to

binding arbitration as discussed  in  Section 10.8 below.

The exercise by a party of its right to redetermine the

Energy  Purchase price, shall cause all rights and

obligations  of this Amendment No. 2, other than this

Section 10.7, to be null  and void as of the Redetermination

Date, and the parties' rights and obligations under the

Agreement dated January 24, 1989 (as amended by Amendment

No. 1) will be substituted therefore."

(8)  Section  10.14,  is hereby deleted in  its  entirety

and replaced with the following:

     "North  Carolina Power shall also pay Operator, on a

per kWh basis,  a  variable operation and maintenance

adjustment. This  O&M Price  shall  be  0.20  cents/kWh in

1993  dollars and  shall  be increased  or decreased, as

appropriate, on April 1, 1994,  and  on each April 1

thereafter by the change in the Gross Domestic Product

Implicit Price Deflator for the previous Calendar Year."

     Operator  is  responsible for securing any approvals  of

this Amendment from any Lender providing financing for the

Facility  (as that  term is defined in the Agreement) or

those entities that  are parties  to  the  Consent to

Assignment, Delegation and  Assumption Agreement  other than

North Carolina Power and will bear all  costs of  obtaining

such approvals. North Carolina Power shall be allowed to

rely on Operator's execution of this Amendment as evidence

that such approvals have been obtained.

     Except as expressly modified hereby, all the terms and

conditions of the Agreement shall remain in full force and

effect.

      IN  WITNESS WHEREOF, the parties hereto have caused this

Amendment to be executed by their duly authorized

representatives as set forth below:

VIRGINIA ELECTRIC AND
POWER COMPANY                   PANDA-ROSEMARY, L.P.
By:_____________________        By Its General Partner,
   Larry Ellis                  Panda Rosemary Corporation
Title: Senior Vice President    By: Robert W. Carter
Dated:  September 1, 1993       Title:  Chairman
                                Dated August 30, 1993

EXHIBIT B



NOTE: ALL VALUES USED IN EXAMPLES ARE FOR ILLUSTRATIVE
PURPOSES ONLY.

EXAMPLE 1 - Summer Gas Compensation Price

SSG (Summer Spot Gas) = Average of:
   i) Inside FERC Index - Transco Zone 3 =$2.07/Dth
  ii) Natural Gas Intell - Columbia Gulf at Rayne =$2.09/Dth
 iii) Natural Gas Week Average Bid Wk - Transco Zone 3 =$2.09/Dth
SSG = $2.083/Dth
SGT (Summer Gas Transport):
   i) $0.3635
  ii) $0.2500
 iii) $0.0400
      $0.6535
SR1 = .0326
SR2 = .0200
              1      1
SGCP = [(((1-SR1)(1-SR2))+0.03)(SSG)] + SGT
SGCP = [(((1-.0326)(1-.0200))+0.03)($2.083/Dth)] + $0.6535
SGCP = $2.914/Dth

EXAMPLE 2 - Winter Gas Compensation Price

WSG (Winter Spot Gas):
   i) Inside FERC CNG Appalachia            = $2.230
  ii) Natural Gas Intell CNG Appalachia     = $2.240
                                    Average = $2.235
WR1 = Transco retainage           = 1.97%
WR2 = CNG retainage               = 2.28%
WR3 = NCNG retainage              = 2.00%
WGT (Winter Gas Transportation):
  i) Transco tariff               =$.2676/Dth
 ii) CNG IT tariff                =$.2087/Dth
iii) NCNG tariff                  =$.2500/Dth
 iv) Natural  Gas  Clearing House =$.0400/Dth

 Total                            =$.7663/Dth
             1      1      1
WGCP = [(((1-WR1)(1-WR2)(1-WR3))+0.03)(WSG)] + WGT

              1        1
WGCP
= [(((1-.0197)(1-.0228)(1-.0200))+0.03)(S2.235)] + S.7663/Dth
WGCP = $3.213/mmBtu

EXAMPLE 3 - Start-up Fee

Winter Oil Price = ($4.45/mmBtu)(OI) = ($4.45)(.903) =$4.018/mmBtu

OI:

  i) Norfolk average #2    = 52.225 cents/gal
 ii) Greensboro average #2 = 51.175 cents/gal
                 Total     = 103.400 cents/gal

0I = 103.400/114.49 = .903

Start-up Fee = $38,286($4.018-$3.213) = $30,820

EXAMPLE 4 - Over Delivery

If Fuel Supplied = 110,000 Dth on 5 Days and North Carolina

Power requests Facility to generate 11,798,000 kWh then,

     CEPP = 11,798,000 kWh [$.002/kWh + .0089

     mmBtu/kWH($.16/mmBtu)] +

          (5 Days)($450.00/Day) = S42, 646.00

   FC = (11,798,000 kWh)(8900 Btu/kWh) = 105,000 Dth

   FA = (110,000 Dth)(.98) = 107,800 Dth





   FA > FC by 2,800 Dth, over delivery reconciliation is:

($2.0263/Dth + transport cost + retainage factor)(2,800 Dth)

= ($2.0263/.9674 +.3568)(2,800 Dth) = $6,864.00 due Company

EXAMPLE 5 - Under Delivery

If Fuel Supplied = 100,000 Dth on 5 Days and North Carolina

Power requests Facility to generate 11,798,000 kWh then,

CEPP = 11,798,000 kWh [$.002 kWh + .0089

mmBtu/kWH($.16/mmBtu)]

+ (5 Days)($450.00/Day) = $42,646.00


FC = (11,798,000 kWh)(8900 Btu/kWh) = 105,000 Dth


FA = (100,000 Dth)(.98) = 98,000 Dth


FC > FA by 7,000 Dth, under delivery reconciliation is:
(S2.0263/Dth + transport cost + retainage factor)(7,000 Dth)
= ($2.0263/.9674 +.3568)(7,000 Dth) $17,160.00 due
Operator